EXHIBIT 25
                                                  TO REGISTRATION STATEMENT

                                                 Registration No. 333-35432

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                               -------------

                                 FORM T-1

                    STATEMENT OF ELIGIBILITY UNDER THE
                     TRUST INDENTURE ACT OF 1939 OF A
                 CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)


                               -------------

                               REGIONS BANK
           (Exact names of trustees as specified in its charter)

    ALABAMA STATE BANKING CORPORATION               63-0371391
(Jurisdiction of incorporation or organization   (I.R.S.  Employer
     if not a U.S. national bank)                Identification No.)

     417 NORTH 20TH STREET
      BIRMINGHAM, ALABAMA                              35203
     (Address of principal                           (Zip Code)
       executive offices)


                           ROBERT B. RINEHART
                              REGIONS BANK
                           60 COMMERCE STREET
                       MONTGOMERY, ALABAMA  36104
                              334-230-6120
                  (Name, address and telephone number
                          of agent for service)
                               -------------


                             CENTURYTEL, INC.
         (Exact names of obligors as specified in their charters)

             LOUISIANA                            72-0651161
   (States or other jurisdictions of          (I.R.S. Employer
     incorporation or organization)           Identification Nos.)

      100 CENTURY PARK DRIVE
          MONROE, LOUISIANA                         71203
(Addresses of principal executive offices)       (Zip Code)

                        ALL SENIOR DEBT SECURITIES
                    (Title of the indenture securities)

ITEM 1.   GENERAL INFORMATION.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Deposit Insurance Corporation, Washington, D.C. Alabama State Banking Department, Montgomery, Alabama.

          (b) Whether it is authorized to exercise corporate trust powers.

               Yes

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

          None.

ITEM 3.   VOTING SECURITIES OF THE TRUSTEE.

          Not applicable.

ITEM 4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

          Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

          Not applicable.

ITEM 6.   VOTING  SECURITIES  OF  THE TRUSTEE OWNED BY THE OBLIGOR OR THEIR
          OFFICIALS.

          Not applicable.

ITEM 7.   VOTING SECURITIES OF THE  TRUSTEE  OWNED BY UNDERWRITERS OR THEIR
          OFFICIALS.

          Not applicable.

ITEM 8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

          Not applicable.

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

ITEM 9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

          Not applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

          Not applicable.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

          Not applicable.

ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

          Not applicable.

ITEM 13.  DEFAULTS BY THE OBLIGOR.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          There is not, nor has there been, a default with respect to the securities under this Indenture.

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     There has not been a default under any such indenture or series.

ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

          Not applicable.

ITEM 15.  FOREIGN TRUSTEE.

          Not applicable.

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

ITEM 16.  LIST OF EXHIBITS.

          The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commissions Rules of Practice.

          1a. Restated Articles of Incorporation of the Trustee. (Exhibit 1 to Form T-1, Registration No. 22-21909).

          1b. Articles of Amendment to Restated Articles of Incorporation of the Trustee. (Exhibit 1b to Form T-1, filed in connection with the Current Report on Form 8-K of BellSouth Telecommunications, Inc. dated October 9, 1997).

          2.   Not applicable.

          3. Authorization of the Trustee to exercise corporate trust powers (Exhibit 3 to Form T-1, Registration No. 22-21909).

          4. Bylaws of the Trustee. (Exhibit 4 to Form T-1, Registration No. 33-60351).

          5.   Not applicable.

          6. Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

          7. Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 2000.

          8.   Not applicable.

          9.   Not applicable.

                               -------------



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
                                 SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Regions Bank, a state banking corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Montgomery and State of Alabama, on the 11th day of May, 2000.

                              REGIONS BANK


                              By:    /S/  Robert B. Rinehart
                                  ----------------------------------
                                         Robert B. Rinehart
                                 Senior Vice President and Corporate
                                            Trust Manager

                                                      EXHIBIT 6 TO FORM T-1

                            CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of senior debt securities by CenturyTel, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                   REGIONS BANK


                                   By:       /S/  Robert B. Rinehart
                                       ------------------------------------
                                             Robert B. Rinehart
                                        Senior Vice President and Corporate
                                               Trust Manager

Dated:  May 12, 2000

                                                      EXHIBIT 7 TO FORM T-1


                    CONSOLIDATED REPORT OF CONDITION OF

                               Regions Bank
           of 417 North 20th Street, Birmingham, Alabama  35203
                             and Subsidiaries,
                  a member of the Federal Reserve System,

              at the close of business March 31, 2000, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act


                                                                           DOLLAR
                                                                           AMOUNT
                                                                             IN
                                                                          THOUSANDS
                                                                          ---------
ASSETS
------
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin .................  $  2,116,978
  Interest-bearing balances ..........................................        49,491
Securities:
  Held to maturity securities ........................................     3,569,196
  Available for sale securities ......................................     5,366,423
Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBF's:
  Federal funds sold and securities purchased under agreements to
  resell .............................................................        25,138
Loans and lease financing receivables:
  Loans and leases, net of unearned income .............. $ 29,210,693
  Less: Allowance for loan and lease losses  ............      347,698
  Less: Allocated transfer risk reserve .................            0
                                                          ------------
  Loans and leases, net of unearned income, allowance, and reserve ...    28,862,995
Trading assets .......................................................        24,154
Premises and fixed assets (including capitalized leases) .............       561,236
Other real estate owned ..............................................        13,500
Investments in unconsolidated subsidiaries and associated companies ..        66,619
Customers liability to this bank on acceptances outstanding ..........        85,624
Intangible assets ....................................................       304,345
Other assets .........................................................       879,898
                                                                        ------------
TOTAL ASSETS .........................................................  $ 41,925,597

                                        6

LIABILITIES
-----------
Deposits:
  In domestic offices ................................................  $ 29,993,681
  Noninterest-bearing ................................... $  4,246,330
  Interest-bearing ......................................   25,747,351
                                                          ------------
  In foreign offices, Edge and Agreement subsidiaries, and IBFs ......     2,850,011
  Noninterest-bearing ...................................            0
  Interest-bearing ......................................    2,850,011
                                                          ------------
Federal funds purchased and securities sold under agreements to
  repurchase .........................................................     2,824,740
Demand notes issued to the U.S. Treasury .............................             0
Trading liabilities ..................................................           445
Other Borrowed money:
  With a remaining maturity of one year or less ......................     1,272,759
  With a remaining maturity of one through three years ...............         4,265
  With a remaining maturity of more than three years .................     1,502,787
Bank's liability on acceptances executed and outstanding .............        85,624
Subordinated notes and debentures ....................................        46,572
Other liabilities ....................................................       349,956
TOTAL LIABILITIES ....................................................    38,930,840

EQUITY CAPITAL
Perpetual Preferred Stock and Related Surplus ........................             0
Common stock .........................................................           103
Surplus ..............................................................     1,014,581
Undivided profits and capital reserves ...............................     2,117,625
Net unrealized holding gains (Losses) on available-for-sale
securities ...........................................................      (137,552)
Accumulated net gains (Losses) on cash flow hedges ...................             0
Cumulative foreign currency translation adjustments ..................             0
TOTAL EQUITY CAPITAL .................................................     2,994,757
                                                                        ------------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK AND
  EQUITY CAPITAL .....................................................  $ 41,925,597
                                                                        ============

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